                                                                    EXHIBIT 8.1

                                             September 9, 1996

Fleetwood Credit Receivables Corp.
22840 Savi Ranch Parkway
Yorba Linda, California 92687

        Re:     Fleetwood Credit 1996-B Grantor Trust
                Asset Backed Certificates
                -------------------------------------
Dear Sirs:

        We have acted as special federal income tax counsel to Fleetwood Credit Receivables Corp. (the "Company"), a California corporation and a wholly owned subsidiary of Fleetwood Credit Corp. ("Fleetwood Credit"). You have asked our opinion in connection with certain federal income tax matters arising under the Company's Registration Statement on Form S-1 (No. 333-10835) (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended.

        As such special counsel, we have examined originals or copies identified to our satisfaction as being true copies or originals of the following:

                1.      The Registration Statement;

                2. The Articles of Incorporation and Bylaws of the Company and Fleetwood Credit, in each case as now in effect;

                3. The Pooling and Servicing Agreement dated as of September 1, 1996 (the "Agreement") among the Company, as seller, Fleetwood Credit Corp, as servicer (in such capacity, the "Servicer"), and The Chase Manhattan Bank, as trustee (the "Trustee"); and

                4. The Receivables Purchase Agreement dated as of September 1, 1996 (the "Receivables Purchase Agreement") between Fleetwood Credit and the Company.

        We understand that the structure of the proposed transaction is as set forth in the Registration Statement. Pursuant to the Receivables Purchase Agreement, Fleetwood Credit will transfer certain retail installment sale contracts secured by new and used recreational vehicles (the "Receivables") generated in the ordinary course of its business to the Company. The Company will in turn transfer the Receivables to the Fleetwood Credit 1996-B Grantor Trust (the "Trust") which will be formed pursuant to the Agreement and will cause Asset Backed Certificates (the "Certificates") to be issued thereunder. The Certificates will represent undivided interests in the assets of the Trust and will consist of one class of senior certificates (the "Class A Certificates") and one class of subordinated certificates (the "Class B Certificates"). The Company will sell the Class A Certificates and the Class B Certificates to ___________. The Trustee will hold legal title to the Receivables and other assets of the Trust for the benefit of the Certificateholders, but will have no power to reinvest proceeds attributable to the Receivables or other assets of the Trust or to vary investments in the Trust in any manner.

        In rendering this opinion, we have relied, as to factual matters, solely upon the Registration Statement and on representations of the Servicer that, among other things, the Servicing Fee to be received by the Servicer pursuant to the Agreement will be an ordinary and customary charge for the performance of management and servicing functions described in the Agreement and that the terms of the Receivables Purchase Agreement and the Agreement are fair and arm's-length. Our opinion is subject to the qualification that facts materially different from those set forth above may affect the opinion as expressed herein or prevent us from rendering it. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Agreement.

        Our opinion is based upon our analysis of existing statutes and regulations, both promulgated and proposed, as presently interpreted by judicial and administrative bodies. Such statutes, regulations, rulings and interpretations are subject to change and such changes could result in tax consequences different than those set forth below. We note that neither Fleetwood Credit nor the Company has requested a ruling from the Internal Revenue Service as to the matters covered by our opinion.

        On the basis of the foregoing and in reliance thereon and our consideration of such other matters of fact and questions of law as we have deemed necessary, we are of the opinion that subject to the qualifications referred to herein, the Trust will be classified as a "grantor" trust and not as an association taxable as a corporation for federal income tax purposes.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement under the captions "Certain Legal Aspects of the Receivables -- Certain Bankruptcy Considerations", "Certain Federal Income Tax Consequences -- Tax Status of the Trust" and "-- Stripped Bonds and Stripped Coupons" and "Legal Opinions." In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission promulgated thereunder.

                                        Very truly yours,

                                        /s/ BROWN & WOOD LLP


                                       3